Exhibit 10.7

EXECUTION VERSION

LOCK UP AGREEMENT

dated 10 February 2020

AMONG:

(1)	DIGITAL LANDSCAPE PARTNERS HOLDING LLC, a Delaware limited liability company (DLPH);

(2)	CREDIT SUISSE SECURITIES (EUROPE) LIMITED, incorporated in England and Wales with No. 00891554, whose registered office is at One Cabot Square, London E14 4QJ, United Kingdom (Credit Suisse);

(3)	GOLDMAN SACHS INTERNATIONAL, incorporated in England and Wales with No. 02263951, whose registered office is at Peterborough Court, 133 Fleet Street, London EC4A 2BB (Goldman Sachs); and

(4)

MORGAN STANLEY & CO. INTERNATIONAL PLC, incorporated in England and Wales with No. 02068222, whose registered office is at 25 Cabot Square, London E14 4QA, United Kingdom (Morgan Stanley and, together with Credit Suisse and Goldman Sachs, the Banks).

together, the Parties.

Words not defined in this Agreement shall be as defined in the Placing Agreement dated 15 November 2017 among Landscape Acquisition Holdings Limited (the Company), TOMS Acquisition II, LLC (TOMS), Imperial Landscape Sponsor LLC (Imperial), each of the Directors of Landscape, Credit Suisse, Goldman Sachs and Morgan Stanley (Placing Agreement).

RECITALS:

WHEREAS, pursuant to Paragraph 2.2 of Schedule 3 of the Placing Agreement, as a condition to the permitted transfer by each of TOMS and Imperial of 800,000 Series A Founder Preferred Shares to DLPH, DLPH is required to enter in a lock up agreement for the remainder of the Lock-up Period on terms identical to those set out in Paragraph 2.2 of the Placing Agreement.

NOW, THEREFORE, IT IS AGREED:

1.	LOCK UP

In consideration of the transfer of an aggregate of 1,600,000 Series A Founder Preferred Shares from TOMS and Imperial to DLPH, DLPH hereby undertakes to each of the Banks that, during the Lock-up Period, it will not, without the prior written consent of the Banks (acting on behalf of the Banks), directly or indirectly, offer, allot, issue, lend, mortgage, assign, charge, pledge, sell or contract to sell or issue, issue or sell options in respect of, or otherwise dispose of, directly or indirectly, or announce an offering or issue of, any Ordinary Shares (or any interest therein or in respect thereof) or any other securities exchangeable for or convertible into, or substantially similar to, Ordinary Shares (including, without limitation, any Warrants or Founder Preferred Shares) or enter into any transaction with the same economic effect as, or agree to do, any of the foregoing, except that this undertaking will not apply to or prohibit it from effecting:

(a)

a transfer by way of gift or for estate planning purposes to a member of the transferor’s Close Relatives or to a trust (including to any direct or indirect wholly-owned subsidiary of such trust) the sole beneficiaries of which are the transferor, one or more of the transferor’s Close Relatives and/or a recognised charitable organisation;

(b)	a transfer to any of the Directors;

(c)

a transfer to an Affiliate of DLPH or a member of DLPH or a direct or indirect holder of an equity or partnership interest in a Founder Entity or DLPH or an employee of an Affiliate of a Founder Entity;

(d)

a transfer between and among the Founders, the Founder Entities and/or DLPH (including between and among any Affiliate of a Founder Entity and/or DLPH or a member of a Founder Entity or DLPH or direct or indirect holder of an equity or partnership interest in a Founder Entity or DLPH or an employee of an Affiliate of a Founder Entity);

(e)	a transfer to any direct or indirect subsidiary of the Company, a target company or shareholders of a target company, in connection with an Acquisition;

(f)	a transfer of any Ordinary Shares and/or Warrants acquired after the date of Admission in an open-market transaction;

(g)

the acceptance of, or provision of an irrevocable commitment or undertaking to accept (without any further agreement to transfer or dispose of any Ordinary Shares or interest therein), a general offer made to all holders of issued and allotted Ordinary Shares for the time being on terms which treat all such holders alike;

(h)	following completion of an Acquisition:

i.

a transfer to satisfy any tax liabilities incurred as a direct result of the completion of an Acquisition, the exercise of any Warrants or the receipt from the Company of scrip dividends on the Ordinary Shares; or

ii.	a transfer by way of gift of up to 10 per cent. of the transferor’s interest in Ordinary Shares to a recognised charitable organisation,

provided that in in the case of each of (a) to (e) above (inclusive), the relevant transferee enters into a lock up agreement for the remainder of the Lock-up Period on terms identical to those set out in this Clause 1.

2.	ENTIRE AGREEMENT

This Agreement sets out the entire agreement and understanding between the Parties in respect of the lock-up referred to above.

3.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement. In relation to each counterpart, upon confirmation by or on behalf of the signatory that the signatory authorises the attachment of such counterpart signature page to the final text of this Agreement, such counterpart signature page shall take effect together with such final text as a complete authoritative counterpart.

4.	SEVERABILITY

If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The Parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

5.	VARIATION

(a)	No variation of this Agreement (or of any of the documents referred to in this Agreement) shall be valid unless it is in writing and signed by or on behalf of each of the Parties to it.

(b)	The expression “variation” shall include any variation, supplement, deletion or replacement however effected.

6.	NO RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

7.	ASSIGNMENT

7.1 The parties to this Agreement acknowledge and agree that unless all the parties specifically agree in writing, no person shall assign, transfer, charge or otherwise deal with all or any of its rights under this Agreement nor grant, declare, create or dispose of any right or interest in it. Any purposes assignment in contravention of this Clause 7 shall be void.

7.2 If an assignment is made in accordance with this Clause 7 the liabilities of the parties under this Agreement shall be no greater than such liabilities would have been if the assignment had not occurred.

8.	GOVERNING LAW

(a)

This Agreement and any non-contractual obligations arising out of or in connection with this Agreement and the relationship between the parties shall be governed by, and interpreted in accordance with, English Law.

(b)

All the parties agree that the English courts shall have exclusive jurisdiction in relation to all disputes arising out of or in connection with this Agreement (including claims for set-off and counterclaims), including disputes arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non- performance of, or the legal relationships established by, this Agreement; and (ii) any non-contractual obligations arising out of or in connection with this Agreement. For such purposes each party irrevocably submits to the jurisdiction of the English courts.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties as of the date first above written.

This Agreement is signed by duly authorized representatives of the parties:

EXECUTED AND DELIVERED AS A DEED ) for and on behalf of ) DIGITAL LANDSCAPE PARTNERS HOLDING LLC ) By: TOMS ACQUISITION II LLC	SIGNATURE: /s/ Noam Gottesman NAME: Noam Gottesman

EXECUTED AND DELIVERED AS A DEED ) for and on behalf of ) DIGITAL LANDSCAPE PARTNERS HOLDING LLC ) By: IMPERIAL LANDSCAPE SPONSOR LLC	SIGNATURE: /s/ Michael Fascitelli NAME: Michael Fascitelli

[Signature Page to Joinder to Lock-Up Agreement]